CITY NATIONAL
Morgan Stanley
ERVIN COHEN & JESSUP
9401

Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

SECOND QUARTER 2018

Executive Summary

We own and operate 18.4 million square feet of Class A office properties and 3,522 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.

•	Financial Results: For the three months ended June 30, 2018 compared to three months ended June 30, 2017:

◦	Revenues increased by 9.9% to $219.5 million.

◦	Net income attributable to common stockholders increased by 56.5% to $31.7 million.

◦	FFO increased by 18.7% to $100.8 million, or $0.51 per fully diluted share.

◦	AFFO increased by 12.0% to $76.0 million.

◦	Same property Cash NOI increased by 5.3% to $98.0 million, which brings the average growth for the first half of the year in line with our full year guidance range.

•
Office: We signed 929,000 square feet of office leases during the second quarter, including a record 410,000 square feet of new office leases. Our total office portfolio leased rate increased by 120 basis points to 91.7%, and the occupancy rate increased by 30 basis points to 88.9%. Comparing office leases we signed during the second quarter to the expiring leases covering the same space, straight-line rents increased by 28.1% and starting cash rents increased by 11.6%.

•
Multifamily: The leased rate for our multifamily portfolio increased by 80 basis points to 99.7%, helped by a 150 basis point increase in the leased rate for our Honolulu multifamily properties to 99.5%. Residential expenses rose 10.7% compared to last year, reflecting higher payroll and utility costs as well as some timing issues. We made a significant payroll adjustment toward the end of last year in response to upcoming minimum wage increases mandated by Los Angeles. Although that significant adjustment will continue to impact comparisons to last year, future payroll increases should track general wage inflation.

•
Development: Our two multifamily development projects remain on schedule and on budget. We are continuing with construction at our 376 unit apartment tower in Brentwood. At our Moanalua apartment development in Honolulu, we ended the quarter with a total of 194 new units leased, and we expect to complete that project, including 475 net new units, a new fitness center and the upgrade of our existing units, around the end of this year. See page 22 for more information.

•
Debt: With the exception of a loan on our development project at Moanalua, our next term loan maturity is approximately four years away in 2022. We also have a large number of unencumbered properties that provide flexibility for future financings.

•	Dividends: On July 13, 2018, we paid a quarterly cash dividend of $0.25 per common share, or $1.00 per common share on an annualized basis, to our shareholders of record on June 29, 2018.

•
Guidance: We are narrowing our 2018 full year guidance for Net Income Per Common Share - Diluted to $0.67 to $0.71 and for FFO to $1.99 to $2.03 per fully diluted share. See page 23 for more information.

NOTE:  See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Forward Looking Statements
This Second Quarter 2018 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

2

Company Overview

Corporate Data
as of June 30, 2018

Office Portfolio

	Consolidated	Total
Properties	63	71
Rentable square feet (in thousands)	16,583	18,418
Leased rate	91.6%	91.7%
Occupancy rate	88.9%	88.9%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,522
Leased rate		99.7%

Market Capitalization (in thousands, except price per share)

Fully diluted shares outstanding as of June 30, 2018	198,047
Common stock closing price per share (NYSE:DEI)	$40.18
Equity capitalization	$7,957,533

Net Debt (in thousands)(1)

	Consolidated	Our Share

Debt principal	$4,140,329	$3,718,783
Less: cash and cash equivalents	(170,391)	(75,478)
Net debt	$3,969,938	$3,643,305

Leverage Ratio (in thousands, except percentage)

Pro forma enterprise value	$11,600,838
Our share of net debt to pro forma enterprise value	31%

AFFO Payout Ratio

Three Months Ended June 30, 2018	65.3%

_______________________________________

(1)	See page 12 for details and a reconciliation to the consolidated debt on our balance sheet.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Company Overview

Property Map
as of June 30, 2018

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Company Overview

Board of Directors and Executive Officers
as of June 30, 2018

BOARD OF DIRECTORS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer, Geisinger Health System
Virginia A. McFerran	Partner, Optum Ventures
Thomas E. O’Hern	Senior Executive Vice President, CFO & Treasurer, Macerich Company
William E. Simon, Jr.	Partner, Massey Quick Simon & Co., LLC

EXECUTIVE OFFICERS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(In thousands)

	June 30, 2018	December 31, 2017

	Unaudited
Assets
Investment in real estate:
Land	$1,064,189	$1,062,345
Buildings and improvements	7,945,119	7,886,201
Tenant improvements and lease intangibles	802,868	756,190
Property under development	111,760	124,472
Investment in real estate, gross	9,923,936	9,829,208
Less: accumulated depreciation and amortization	(2,136,480)	(2,012,752)
Investment in real estate, net	7,787,456	7,816,456
Cash and cash equivalents	170,391	176,645
Tenant receivables, net	3,261	2,980
Deferred rent receivables, net	115,211	106,021
Acquired lease intangible assets, net	3,741	4,293
Interest rate contract assets	116,090	60,069
Investment in unconsolidated real estate funds	109,835	107,735
Other assets	11,999	18,442
Total assets	$8,317,984	$8,292,641

Liabilities
Secured notes payable and revolving credit facility, net	$4,106,495	$4,117,390
Interest payable, accounts payable and deferred revenue	125,419	103,947
Security deposits	50,509	50,414
Acquired lease intangible liabilities, net	62,789	75,635
Interest rate contract liabilities	—	807
Dividends payable	42,486	42,399
Total liabilities	4,387,698	4,390,592

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,699	1,696
Additional paid-in capital	3,277,643	3,272,539
Accumulated other comprehensive income	87,486	43,099
Accumulated deficit	(905,085)	(879,810)
Total Douglas Emmett, Inc. stockholders' equity	2,461,743	2,437,524
Noncontrolling interests	1,468,543	1,464,525
Total equity	3,930,286	3,902,049
Total liabilities and equity	$8,317,984	$8,292,641

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenues
Office rental
Rental revenues	$150,161	$135,665	$297,932	$268,681
Tenant recoveries	14,654	12,801	25,707	23,851
Parking and other income	28,946	27,076	57,455	53,358
Total office revenues	193,761	175,542	381,094	345,890

Multifamily rental
Rental revenues	23,655	22,237	46,716	44,478
Parking and other income	2,053	1,853	3,906	3,745
Total multifamily revenues	25,708	24,090	50,622	48,223

Total revenues	219,469	199,632	431,716	394,113

Operating Expenses
Office expenses	61,818	57,887	122,174	112,772
Multifamily expenses	6,908	5,878	13,606	11,825
General and administrative	9,437	8,592	19,004	18,748
Depreciation and amortization	73,379	68,793	145,877	136,167
Total operating expenses	151,542	141,150	300,661	279,512

Operating income	67,927	58,482	131,055	114,601

Other income	2,792	2,331	5,422	4,493
Other expenses	(2,086)	(1,773)	(3,819)	(3,497)
Income, including depreciation, from unconsolidated funds	1,668	1,113	3,174	3,290
Interest expense	(33,268)	(38,000)	(66,168)	(74,954)
Net income	37,033	22,153	69,664	43,933
Less: Net income attributable to noncontrolling interests	(5,349)	(1,909)	(9,774)	(4,640)
Net income attributable to common stockholders	$31,684	$20,244	$59,890	$39,293

Net income per common share - basic	$0.19	$0.13	$0.35	$0.25
Net income per common share - diluted	$0.19	$0.13	$0.35	$0.25

Weighted average shares of common stock outstanding - basic	169,916	155,898	169,759	154,203
Weighted average shares of common stock outstanding - diluted	169,926	155,952	169,776	154,810

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Funds From Operations (FFO)
Net income attributable to common stockholders	$31,684	$20,244	$59,890	$39,293
Depreciation and amortization of real estate assets	73,379	68,793	145,877	136,167
Net income attributable to noncontrolling interests	5,349	1,909	9,774	4,640
Adjustments attributable to unconsolidated funds(2)	4,052	4,020	8,149	8,056
Adjustments attributable to consolidated joint ventures(2)	(13,670)	(10,044)	(26,912)	(19,565)
FFO	$100,794	$84,922	$196,778	$168,591

Adjusted Funds From Operations (AFFO)
FFO	$100,794	$84,922	$196,778	$168,591
Straight-line rent	(4,019)	(2,442)	(9,191)	(6,030)
Net accretion of acquired above- and below-market leases	(6,143)	(4,284)	(12,295)	(8,476)
Loan costs	1,868	2,812	4,177	4,923
Recurring capital expenditures, tenant improvements and leasing expenses	(24,148)	(19,732)	(47,415)	(34,196)
Non-cash compensation expense	4,923	4,454	9,982	9,013
Adjustments attributable to unconsolidated funds(2)	(1,881)	(1,181)	(4,267)	(2,512)
Adjustments attributable to consolidated joint ventures(2)	4,558	3,249	9,176	6,232
AFFO	$75,952	$67,798	$146,945	$137,545

Weighted average shares of common stock outstanding - diluted	169,926	155,952	169,776	154,810
Weighted average units in our operating partnership outstanding	28,053	25,782	28,158	25,904
Weighted average fully diluted shares outstanding	197,979	181,734	197,934	180,714

Net income per common share - diluted	$0.19	$0.13	$0.35	$0.25
FFO per share - fully diluted	$0.51	$0.47	$0.99	$0.93
Dividends declared per share	$0.25	$0.23	$0.50	$0.46
______________________________________________

(1)
Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Funds and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)
(Unaudited; in thousands, except statistics)

	As of June 30,
	2018	2017
Office Statistics
Number of properties	47	47
Rentable square feet (in thousands)	11,782	11,738
Ending % leased	91.3%	91.8%
Ending % occupied	89.2%	90.0%
Quarterly average % occupied	89.0%	89.9%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.8%	99.4%

	Three Months Ended June 30,		% Favorable
	2018	2017	(Unfavorable)
Net Operating Income (NOI)(1)
Office revenues	$124,082	$119,014	4.3%
Office expenses	(40,667)	(39,531)	(2.9)%
Office NOI	83,415	79,483	4.9%

Multifamily revenues	21,170	20,451	3.5%
Multifamily expenses	(5,341)	(4,823)	(10.7)%
Multifamily NOI	15,829	15,628	1.3%

Total NOI	$99,244	$95,111	4.3%

Cash Net Operating Income (NOI)(1)
Office cash revenues	$122,865	$116,991	5.0%
Office cash expenses	(40,680)	(39,544)	(2.9)%
Office cash NOI	82,185	77,447	6.1%

Multifamily cash revenues	21,164	20,442	3.5%
Multifamily cash expenses	(5,341)	(4,823)	(10.7)%
Multifamily cash NOI	15,823	15,619	1.3%

Total Cash NOI	$98,008	$93,066	5.3%

_________________________________________________

(1)	See page 10 for a reconciliation to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended June 30,
	2018	2017

Same property office cash revenues	$122,865	$116,991
Non cash adjustments per definition of NOI	1,217	2,023
Same property office revenues	124,082	119,014

Same property office cash expenses	(40,680)	(39,544)
Non cash adjustments per definition of NOI	13	13
Same property office expenses	(40,667)	(39,531)

Office NOI	83,415	79,483

Same property multifamily cash revenues	21,164	20,442
Non cash adjustments per definition of NOI	6	9
Same property multifamily revenues	21,170	20,451

Same property multifamily expenses	(5,341)	(4,823)

Multifamily NOI	15,829	15,628

Same Property NOI	99,244	95,111
Non-comparable office revenues	69,679	56,528
Non-comparable office expenses	(21,151)	(18,356)
Non-comparable multifamily revenues	4,538	3,639
Non-comparable multifamily expenses	(1,567)	(1,055)
NOI	150,743	135,867
General and administrative	(9,437)	(8,592)
Depreciation and amortization	(73,379)	(68,793)
Operating income	67,927	58,482
Other income	2,792	2,331
Other expenses	(2,086)	(1,773)
Income, including depreciation, from unconsolidated real estate funds	1,668	1,113
Interest expense	(33,268)	(38,000)
Net income	37,033	22,153
Less: Net income attributable to noncontrolling interests	(5,349)	(1,909)
Net income attributable to common stockholders	$31,684	$20,244

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Financial Data for Joint Ventures & Funds
(Unaudited, in thousands)

	Three Months Ended June 30, 2018

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$177,037	$42,432	$19,817
Office and multifamily operating expenses	$55,442	$13,284	$6,614
Straight-line rent	$2,331	$1,688	$457
Above/below-market lease revenue	$1,549	$4,594	$(2)
Cash NOI attributable to outside interests(3)	$—	$15,204	$5,208
Our share of cash NOI(4)	$117,715	$7,662	$7,540

	Six Months Ended June 30, 2018

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$348,852	$82,864	$38,963
Office and multifamily operating expenses	$109,949	$25,831	$12,887
Straight-line rent	$5,139	$4,052	$858
Above/below-market lease revenue	$3,339	$8,956	$—
Cash NOI attributable to outside interests(3)	$—	$29,334	$10,268
Our share of cash NOI(4)	$230,425	$14,691	$14,950
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures ("JVs") which we manage and in which we own a weighted average interest of approximately 28% based on square footage. The JVs own a combined ten Class A office properties totaling 2.8 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three unconsolidated Funds which we manage and in which we own a weighted average interest of approximately 60.0% based on square footage. The Funds own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI allocable under the applicable agreements to interests other than our fully diluted shares.

(4)	Represents the share of Cash NOI allocable to our fully diluted shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Outstanding Loans (As of June 30, 2018, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

10/1/2019		$145,000	$145,000	LIBOR + 1.25%	N/A
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/1/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
12/23/2023		220,000	220,000	3.62%	12/23/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
6/1/2027		550,000	550,000	3.16%	6/1/2022
6/1/2038	(4)	31,929	31,929	4.55%	N/A
8/21/2020	(5)	81,000	81,000	LIBOR + 1.40%	N/A
Subtotal		3,160,329	3,160,329

Consolidated Joint Ventures

2/28/2023		580,000	174,000	2.37%	3/1/2021
12/19/2024		400,000	80,000	3.47%	1/1/2023
Total Consolidated Loans	(6)	$4,140,329	$3,414,329

Unconsolidated Funds

3/1/2023		$110,000	$26,762	2.30%	3/1/2021
7/1/2024		400,000	277,692	3.44%	7/1/2022
Total Unconsolidated Loans		$510,000	$304,454

Total Loans			$3,718,783

________________________________________________________________________
Except as noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires interest-only monthly payments with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is a non GAAP measure calculated by multiplying the principal balance by our share of the borrowing entity's equity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%.

(6)
Our consolidated debt on the balance sheet of $4.11 billion is calculated by adding $4.1 million of unamortized loan premium and deducting $37.9 million of unamortized deferred loan costs from our total consolidated loans of $4.14 billion.

Statistics for Consolidated Loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$3.91
Weighted average remaining life (including extension options)	5.9 years
Weighted average remaining fixed interest period	3.2 years
Weighted average annual interest rate	3.07%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of June 30, 2018

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet(1)	Our Market Share in Submarket(2)

Beverly Hills(3)	11	2,193,157	11.9%	7,089,250	27.9%
Brentwood	15	2,063,758	11.2	3,328,103	62.0
Burbank	1	456,205	2.5	7,060,975	6.5
Century City	3	948,362	5.2	10,195,143	9.3
Honolulu	4	1,755,993	9.5	5,088,599	34.5
Olympic Corridor	5	1,139,058	6.2	3,458,794	32.9
Santa Monica	11	1,426,080	7.7	9,721,728	14.7
Sherman Oaks/Encino	12	3,478,899	18.9	6,528,253	53.3
Warner Center/Woodland Hills	3	2,829,802	15.4	7,665,927	36.9
Westwood	6	2,126,962	11.5	4,044,507	52.6
Total / Weighted Average	71	18,418,276	100.0%	64,181,279	28.4%

_______________________________________________________

(1)	Source is the 2018 second quarter CBRE Marketview report.

(2)	Calculated by dividing Rentable Square Feet by the applicable Submarket Rentable Square Feet.

(3)
Includes a 216,000 square foot property located just outside the Beverly Hills city limits. To calculate our percentage of the submarket, the property is not included in the numerator or the denominator for consistency with third party data.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of June 30, 2018
Annualized Rent by Submarket

Submarket	Percent Leased(1)	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Beverly Hills	96.2%	$97,306,151	$49.38	$4.12
Brentwood	90.4	78,286,871	43.27	3.61
Burbank	100.0	21,819,057	47.83	3.99
Century City	96.1	40,054,398	46.50	3.87
Honolulu	87.7	49,576,762	34.02	2.84
Olympic Corridor	93.3	37,489,256	37.33	3.11
Santa Monica	97.7	89,101,374	69.25	5.77
Sherman Oaks/Encino	90.6	108,410,494	36.05	3.00
Warner Center/Woodland Hills	86.3	66,711,206	28.95	2.41
Westwood	91.8	87,596,845	48.10	4.01
Total / Weighted Average	91.7%	$676,352,414	42.33	3.53

Recurring Office Capital Expenditures per Rentable Square Foot
Three Months ended June 30, 2018				$0.06
Six Months Ended June 30, 2018				$0.09

_______________________________________________________________

(1)	Includes 511,736 square feet with respect to signed leases not yet commenced at June 30, 2018.

(2)	Excludes signed leases not yet commenced at June 30, 2018.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of June 30, 2018

Portfolio Tenant Size
	Median	Average

Square feet	2,500	5,400

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,450	49.4%	1,995,738	12.5%	$82,763,773	12.2%
2,501-10,000	1,114	38.0	5,474,243	34.2	228,554,844	33.8
10,001-20,000	236	8.1	3,240,893	20.3	135,125,291	20.0
20,001-40,000	101	3.4	2,766,303	17.3	114,222,063	16.9
40,001-100,000	29	1.0	1,608,554	10.1	75,820,825	11.2
Greater than 100,000	4	0.1	892,091	5.6	39,865,618	5.9
Total for all leases	2,934	100.0%	15,977,822	100.0%	$676,352,414	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of June 30, 2018

Tenants paying 1% or more of our aggregate annualized rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2020-2024	468,775	2.5%	$22,253,664	3.3%
UCLA(3)	26	11	2018-2027	287,327	1.5	14,036,693	2.1
William Morris Endeavor(4)	1	1	2027	196,204	1.1	10,678,421	1.6
Morgan Stanley(5)	5	5	2022-2027	144,848	0.8	8,406,763	1.2
Equinox Fitness(6)	5	5	2019-2033	180,087	1.0	7,390,981	1.1
Total	40	25		1,277,241	6.9%	$62,766,522	9.3%

______________________________________________________

(1)	Expiration dates are per lease (expiration dates do not reflect storage and similar leases).

(2)	Square footage expires as follows: 2,000 square feet in 2020, 11,000 square feet in 2021, and 456,000 square feet in 2024.

(3)
Square footage expires as follows: 13,000 square feet in 2018, 13,000 square feet in 2019, 43,000 square feet in 2020, 56,000 square feet in 2021, 55,000 square feet in 2022, 40,000 square feet in 2023, and 67,000 square feet in 2027. Tenant has options to terminate 31,000 square feet in 2020, 15,000 square feet in 2023, and 51,000 square feet in 2025.

(4)	Tenant has an option to terminate 2,000 square feet in 2020 and 193,000 square feet in 2022.

(5)
Square footage expires as follows: 15,000 square feet in 2022, 30,000 square feet in 2023, 26,000 square feet in 2025, and 74,000 square feet in 2027. Tenant has options to terminate 30,000 square feet in 2021, 26,000 square feet in 2022, and 16,000 square feet in 2024.

(6)	Square footage expires as follows: 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027, 44,000 square feet in 2028, and 30,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of June 30, 2018

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	572	18.1%
Financial Services	385	14.7
Entertainment	203	12.8
Real Estate	290	11.2
Accounting & Consulting	371	10.4
Health Services	375	7.6
Retail	194	5.9
Technology	131	5.1
Insurance	108	4.2
Educational Services	53	3.5
Public Administration	93	2.5
Advertising	63	1.8
Manufacturing & Distribution	54	1.2
Other	42	1.0
Total	2,934	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of June 30, 2018
(1) Average of the percentage of leases expiring at June 30, 2015, 2016, and 2017 with the same remaining duration as the leases for the labeled year had at June 30, 2018. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2018	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	97	301,973	1.6%	$10,382,960	1.5%	$34.38	$34.43
2018	238	780,267	4.2	32,171,621	4.8	41.23	41.56
2019	563	2,033,095	11.0	80,530,251	11.9	39.61	40.86
2020	603	2,637,231	14.3	107,483,085	15.9	40.76	43.07
2021	481	2,431,812	13.2	101,563,771	15.0	41.76	45.57
2022	347	1,849,645	10.1	75,516,536	11.2	40.83	46.31
2023	265	1,995,234	10.8	89,069,633	13.2	44.64	52.42
2024	132	1,556,193	8.5	67,984,693	10.0	43.69	52.67
2025	85	743,802	4.0	34,135,128	5.0	45.89	57.88
2026	38	474,532	2.6	22,423,833	3.3	47.25	60.38
2027	56	871,494	4.7	40,516,889	6.0	46.49	61.46
Thereafter	29	302,544	1.7	14,574,014	2.2	48.17	64.32
Subtotal/weighted average	2,934	15,977,822	86.7%	$676,352,414	100.0%	42.33	48.02
Signed leases not commenced		511,736	2.8
Available		1,528,952	8.3
Building management use		131,734	0.7
BOMA adjustment(3)		268,032	1.5
Total/weighted average	2,934	18,418,276	100.0%	$676,352,414	100.0%	$42.33	$48.02

___________________________________________________

(1)	Represents annualized rent at June 30, 2018 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of June 30, 2018

	Q3 2018	Q4 2018	Q1 2019	Q2 2019

Expiring Square Feet(1)	310,710	469,557	439,532	584,831
Percentage of Portfolio	1.7%	2.5%	2.4%	3.2%
Expiring Rent per Square Foot(2)	$44.88	$39.37	$39.88	$39.51

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q3 2018	Q4 2018	Q1 2019	Q2 2019

Beverly Hills	Expiring SF(1)	20,901	49,832	42,696	85,953
	Expiring rent per SF(2)	$48.21	$46.88	$43.90	$46.91

Brentwood	Expiring SF(1)	52,497	67,761	44,581	67,356
	Expiring rent per SF(2)	$44.18	$44.13	$42.50	$44.17

Century City	Expiring SF(1)	31,580	9,295	44,567	22,059
	Expiring rent per SF(2)	$40.81	$45.80	$39.80	$33.15

Honolulu	Expiring SF(1)	11,488	70,697	49,008	73,254
	Expiring rent per SF(2)	$31.97	$36.57	$33.59	$34.06

Olympic Corridor	Expiring SF(1)	38,274	28,685	27,617	45,315
	Expiring rent per SF(2)	$36.21	$34.88	$36.20	$38.01

Santa Monica	Expiring SF(1)	71,841	8,856	12,195	14,471
	Expiring rent per SF(2)	$67.39	$51.27	$70.27	$67.59

Sherman Oaks/Encino	Expiring SF(1)	36,927	88,735	125,608	145,609
	Expiring rent per SF(2)	$35.30	$36.48	$40.24	$37.51

Warner Center/Woodland Hills	Expiring SF(1)	45,866	66,465	52,895	90,861
	Expiring rent per SF(2)	$29.70	$30.22	$29.70	$30.23

Westwood	Expiring SF(1)	1,336	79,231	40,365	39,953
	Expiring rent per SF(2)	$50.40	$43.50	$46.03	$49.11

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of June 30, 2018, other than 301,973 square feet of Short-Term Leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended June 30, 2018

Net Absorption During Quarter(1)	1.15%

Office Leases Signed During Quarter	Number of leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	92	410,421	58
Renewal leases	122	519,026	53
All leases	214	929,447	55

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$49.20	$50.90	N/A
Prior leases for the same space	$38.09	$39.73	$44.10
Percentage change	29.2%	28.1%	11.6%	(3)

Average Office Lease Transaction Costs (Per Square Foot)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$35.67	$7.35
Renewal leases signed during the quarter	$25.42	$5.76
All leases signed during the quarter	$29.95	$6.50

________________________________________________________________

(1)	Net absorption represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewed leases signed during the quarter compared to the prior leases for the same space, excluding Short Term Leases and leases where the prior lease was terminated more than a year before signing of the new lease.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases signed during the quarter and the expiring cash rent for the prior leases for the same space.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2018

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	27%
Honolulu	3	1,752	50
Santa Monica	2	820	23
Total	10	3,522	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.9%	$31,196,400	$2,739
Honolulu	99.5	38,462,196	1,848
Santa Monica(1)	99.9	29,151,372	2,970
Total / Weighted Average	99.7%	$98,809,968	$2,352

Recurring Multifamily Capital Expenditures per Unit(2)

Three Months ended June 30, 2018	$235
Six Months Ended June 30, 2018	$390

________________________________________________________________

(1)	Excludes 10,495 square feet of ancillary retail space generating annualized rent of $388,224.

(2)	Excludes new development units.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Developments

Multifamily Development Projects(1)

Honolulu, Hawaii
Photo of new apartment buildings at our Moanalua Hillside Apartments community
We are adding 475 units (net of existing units removed) to our 696 unit Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The new units are expected to cost about $120 million, not including the cost of the land which we have owned since 2005. We are also investing additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool. Construction continues and as of June 30, 2018 we had leased 194 of our new units.

Brentwood, California
Rendering of our planned new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).
Our new Brentwood development will be the first new residential high-rise development west of the 405 freeway in more than 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower will be located on a site that is directly adjacent to an existing office building and a 712 unit residential property that we own. The estimated budget is between $180 million and $200 million, not including the cost of the land which we already owned before beginning the project. As part of the project, we are investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community. Construction is underway, and we expect it to take about 3 years.

______________________________________________

(1)	All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

2018 Guidance

Metric	Per Share
Net income per common share - diluted	$0.67 to $0.71
FFO per share - fully diluted	$1.99 to $2.03

Assumptions

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average Office Occupancy		89% to 91%	Unchanged
Residential Leased Rate	We manage our apartment portfolio to be fully leased due to rent control in our markets. Does not include the impact of leasing up newly developed units placed in service during the year.	Essentially fully leased	Unchanged
Same Property Cash NOI
We assume increased expenses as a result of (i) higher utility costs, (ii) higher payroll costs for us and for our vendors, and (iii) lower assumptions about prior year CAM reconciliations and lease termination fees.
		Annual increase of 2.5% to 3.5%	Unchanged
Net Revenue from Above/Below Market Leases		$20 to $22 million	Unchanged
Straight-line Revenue		$17 to $19 million	Unchanged
G&A		$37 to $40 million	Unchanged
Interest Expense	Includes 100%, not our pro rata share, of our consolidated JVs interest expense.	$132.5 to $135.5 million	Unchanged

Because virtually all outstanding options have been exercised, our fully diluted shares outstanding is no longer significantly impacted by our share price. Accordingly, we have removed it from the assumptions on this page as our fully diluted shares outstanding is already presented on page 3.

Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 24 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

Reconciliation of our 2018 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$113.9	$120.7
Adjustments for depreciation and amortization of real estate assets	304.0	296.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated funds	(23.9)	(14.8)
FFO	$394.0	$401.9

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	170.0	170.0
Weighted average units in our operating partnership outstanding	28.0	28.0
Weighted average fully diluted shares outstanding	198.0	198.0

Per share	Low	High

Net income per common share - diluted	$0.67	$0.71
FFO per share - fully diluted	$1.99	$2.03
_____________________________________________
(1)    This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing expenses (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 511,736 square feet with respect to signed leases not yet commenced at June 30, 2018).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio except for ten office properties totaling 2.8 million square feet which we own through three consolidated joint ventures and in which we own a weighted average of approximately 28% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on June 29, 2018.

Fully Diluted Shares:  Represents the sum of our diluted shares outstanding plus the outstanding units in our operating partnership.

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Definitions

Funds From Operations (FFO):   We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, real estate depreciation and amortization (other than amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing expenses for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and excluding leases for tenants relocated due to repositioning projects.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of June 30, 2018. Management space is considered leased and occupied, while space taken out of service during a repositioning is excluded from both the numerator and denominator for calculating percentage leased and occupied.

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Definitions

Our Share of Net Debt: We calculate our share of net debt by multiplying the principal balance of our consolidated loans and our unconsolidated Funds loans by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, but do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our share of net debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report our share of net debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses, (iv) casualty damage and (v) bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on the BOMA measurement.  At June 30, 2018, total consists of 16,489,558 leased square feet (including 511,736 square feet with respect to signed leases not commenced), 1,528,952 available square feet, 131,734 building management use square feet and 268,032 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our wholly-owned properties referred to as our “same properties”, which are wholly-owned properties that have been owned and operated by us in a consistent manner during the entire span of both periods being compared.  We excluded from our same property subset for 2018 properties (i) acquired on or after January 1, 2017; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2017; or (iii) that underwent a major repositioning project that we believed significantly affected its results during the period commencing on or after January 1, 2017. Our same properties for 2018 include all of our wholly-owned properties other than (1) a 146,300 square foot office property in Beverly Hills that we acquired during 2017; (2) a multifamily property in Honolulu where we are adding 475 units (net of existing units removed), (3) a 378,000 square foot office property in Los Angeles on which we expect to commence construction of a residential tower, and (4) four office properties in Los Angeles totaling 1.5 million square feet which are undergoing repositionings.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our three unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

"We" and "our" refers to Douglas Emmett, Inc., our operating partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Funds.

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